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EXHIBIT 10.32 TO FORM 10-KSB PACIFIC BIOMETRICS INC. 6/30/01

                               SECOND AMENDMENT TO
                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


                  This Second Amendment To Agreement Of Purchase And Sale of Assets (the "Amendment") is made and entered into effective this 4th day of August, 2000, by and between Saigene Corporation, a Delaware corporation (the "Buyer"), on the one hand, and Pacific Biometrics, Inc., a Delaware corporation (hereinafter referred to as the "Parent"), and Pacific Biometrics, Inc., a Washington corporation (hereinafter referred to as the "Subsidiary"), on the other hand. Parent and Subsidiary are sometimes hereinafter collectively referred to as the "Selling Parties."


                                    RECITALS:
                                    --------

                  WHEREAS, the parties have entered into that certain Agreement Of Purchase And Sale Of Assets, dated April 18, 2000, by and between the Buyer and Selling Parties (the "Asset Purchase Agreement") and the First Amendment to Agreement of Purchase and Sale of Assets, dated June 22, 2000 (the "First Amendment"); and

                  WHEREAS, Buyers seeks to modify the timing of the payments required under the Asset Purchase Agreement and the First Amendment and to extend the Closing Date; and

                  WHEREAS, Selling Parties are willing to modify the timing of the payments and to extend the Closing Date of the Asset Purchase Agreement, as amended by the First Amendment, on the terms and conditions state herein.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:


                                   AGREEMENT:
                                   ---------

                  1. EXTENSION OF CLOSING DATE. The parties agree that the term "Closing Date" shall now mean January 20, 2001 instead of August 15, 2000. Notwithstanding the foregoing, Buyer may advance the Closing Date at any time by paying the remaining balance of the Purchase Price, or may extend the Closing Date as provided in Section 3, below.

                  2. PAYMENT OF PURCHASE PRICE. The parties acknowledge and agree that Buyer has paid Seventy-Five Thousand Dollars ($75,000.00) of the One Hundred Fifty Thousand Dollars ($150,000.00) required to be paid, on or before July 15, 2000, under the First Amendment, and that the following provisions shall replace the provisions of the First Amendment with respect to the payment of the Purchase Price: (a) In addition to the $75,000.00


                             Exhibit 10.32, Page 1
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previously paid on or about July 17, 2000, Buyer shall pay Selling Parties the sum of Twenty Thousand Dollars ($20,000.00) on August 28, 2000, and then pay $20,000.00 on the 20th day of each calendar month thereafter until the Closing Date (which $20,000.00 payments shall each hereinafter collectively be referred to as the "Extension Payments"); (b) Ten Thousand Dollars ($10,000.00) of each of the Extension Payments shall constitute consideration for the extension of the Closing Date and shall not be credited towards payment of the Purchase Price, and the remaining Ten Thousand Dollars ($10,000.00) of each such Extension Payment shall be credited against the cash portion of the Purchase Price; (c) on the Closing Date, Buyer shall pay to Selling Parties the remaining cash portion of the Purchase Price required under Section 1.3(d)(ii) of the Asset Purchase Agreement (which amount is currently $275,000.00); and (d) on the Closing Date, Buyer shall place Three Hundred Thousand Dollars ($300,000.00) into escrow as required under Section 1.3(d)(iii) of the Asset Purchase Agreement, subject to reduction as provided in this Second Amendment. The $10,000.00 of each Extension Payment credited against the Purchase Price shall reduce the $300,000.00 Buyer is required to place in escrow at the Closing under
Section 1.3(d)(iii) of the Asset Purchase Agreement. The Extension Payments are subject to the same conditions as the Fifty Thousand Dollars ($50,000.00) previously paid under section 1.3(d)(i) of the Asset Purchase Agreement. Additionally, Buyer's failure to pay any Extension Payment within Five (5) days of its due date shall constitute a material default by Buyer.

                  3. FURTHER EXTENSION OF CLOSING DATE. Buyer may extend the Closing Date beyond January 20, 2001, for additional 30-day periods by paying to Selling Parties the sum of Thirty Thousand Dollars ($30,000.00) for each such extension (the "Extension Fee"). Fifteen Thousand Dollars ($15,000.00) of each Extension Fee paid by Buyer shall constitute consideration of the additional extension of the Closing Date and shall not be credited towards payment of the Purchase Price, and the remaining Fifteen Thousand Dollars ($15,000.00) of each Extension Fee shall be credited against the cash portion of the Purchase Price. Again, the $15,000.00 of each Extension Fee credited against the Purchase Price shall reduce the $300,000.00 Buyer is required to place in escrow at the Closing under Section 1.3(d)(iii) of the Asset Purchase Agreement. However, in the event that the Closing does not take place on or before January 20, 2001, then the Selling Parties may terminate the Asset Purchase Agreement at the end of any extension period by giving Buyer not less than Twenty (20) days written notice. For example, if the Closing does not occur on or before January 20, 2001, and Buyer pays the Extension Fee to the Selling Parties on or before such date (thereby extending the Closing Date to February 19, 2001), then the Selling Parties may terminate the Asset Purchase Agreement on February 19, 2001 (assuming the Closing does not occur on or before such date) by giving Buyer written notice on or before January 31, 2001 of their intent to terminate the Asset Purchase Agreement as of February 19, 2001.

                  4. COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be executed in one or more counterparts, using facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5. OTHER TERMS REMAIN IN EFFECT. All other terms and provisions of the Asset Purchase Agreement and First Amendment shall remain in full force and effect. Any


                             Exhibit 10.32, Page 2

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capitalized terms not defined herein shall have the meanings set forth in the
Asset Purchase Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the day and year first above written.

         BUYER                                       PARENT
         -----                                       ------
         Saigene Corporation                         Pacific Biometrics, Inc.,
         a Delaware corporation                      a Delaware corporation


By:      /s/__________________________               By:      /s/__________________________
         Ronald R. Helm                                       Paul Kanan
         Its:     Chief Executive Officer                     Its:     Chief Executive Officer



                                                     SUBSIDIARY
                                                     ----------

                                                     Pacific Biometrics, Inc.,
                                                     a Washington corporation

                                                     By:       /s/__________________________
                                                               Paul Kanan
                                                               Its:     Chief Executive








                             Exhibit 10.32, Page 3